UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 31, 2007
MICROCHIP TECHNOLOGY INCORPORATED (Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address Of Principal Executive Offices)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 29, 2007, the Board of Directors of Microchip Technology Incorporated (the “Company”) approved an amendment to that certain Amended and Restated Preferred Shares Rights Agreement dated as of October 11, 1999 between the Company and Norwest Bank Minnesota, N.A. (the “Rights Agreement”). The purpose of the amendment was to change the definition of “Acquiring Person” in the Rights Agreement to raise the ownership percentage for purposes of such definition from 15% to 18%. This amendment was not in response to any proposal to acquire control of the Company.

The text of the amendment will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

Item 2.02. Results of Operations and Financial Condition.

The information pursuant to Item 2.02 in this report on Form 8-K is being furnished as contemplated by General Instruction B(2) to Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

On January 31, 2007, the Company announced its results of operations for the quarter ended December 31, 2007. The complete release is attached to this report as Exhibit 99.1.

Item 3.03 Material Modification to Rights of Security Holders

See disclosure under Item 1.01 hereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 29, 2007, the Company’s Board of Directors approved an amendment to Article VIII, Section 8.10 of the Company’s bylaws to address the transfer of shares which are uncertificated.

Item 9.01. Financial Statements and Exhibits.

  (d) Exhibits

3.1	Amended and Restated Bylaws of Microchip Technology Incorporated, as amended on January 29, 2007

99.1	January 31, 2007 Press Release: Microchip Technology Announces Net Sales and Net Income For Third Quarter Fiscal Year 2007 and Record Quarterly Cash Dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2007	Microchip Technology Incorporated (Registrant)

By: /s/ GordonW. Parnell
Gordon W. Parnell Vice President, Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBITS

3.1	Amended and Restated Bylaws of Microchip Technology Incorporated, as amended on January 29, 2007

99.1	January 31, 2007 Press Release: Microchip Technology Announces Net Sales and Net Income For Third Quarter Fiscal Year 2007 and Record Quarterly Cash Dividend